Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory contracts

Dow 30sm Premium & Dividend Income Fund, Inc.
333-122419, 811-21708

We hereby incorporate by reference the form of the new Investment Management Agreement and new
Sub-advisory Agreement filed in Proxy materials in the SEC filing on August 5, 2010, under Conformed
Submission Type DEF 14A, accession number
0001193125-10-179164.